Exhibit 99.1

The Hanover Completes Acquisition of Chaucer Holdings PLC

Acquisition to provide greater scale, diversification and expanded market presence

Positions companies to successfully grow their respective businesses

WORCESTER, Mass., July 1, 2011 - The Hanover Insurance Group, Inc. (NYSE: THG) announced that, having received shareholder, regulatory and court approvals, it has completed the acquisition of Chaucer Holdings PLC, a leading specialist Lloyd’s insurance group, effective today.

The total consideration paid for this transaction is approximately $474 million1, including approximately $13 million1, to be paid in the form of loan notes to shareholders who have elected to receive such loan notes in lieu of cash.

“We are pleased to complete this transaction and welcome the Chaucer team to our organization,” said Frederick H. Eppinger, chief executive officer at The Hanover. “As we swiftly move through the integration process and begin to advance our long-term plans, we continue to be impressed with Chaucer’s management and staff, and with their commitment to disciplined underwriting and risk management.

“The combination of our companies represents an important milestone in our journey to build a world class property and casualty organization and to significantly enhance our specialty strategy,” Eppinger said. “We fully expect this acquisition to be accretive to our earnings, while providing our company with greater scale, more geographic diversification, an expanded market presence, and additional underwriting and risk management expertise.”

Eppinger said he also expects the acquisition to benefit both companies’ businesses and their clients.

“Many of our partner agents have reached out to us, expressing their interest in future product opportunities, especially in the areas of marine, energy and aviation,” he said. “The acquisition also will provide Chaucer with new growth opportunities through our selected partner network in the United States.”

Robert Stuchbery, who will continue as chief executive officer of Chaucer, said the transaction would strengthen Chaucer’s financial position and set the stage for continued growth.

“Chaucer employees are very pleased to be joining The Hanover,” said Stuchbery. “This transaction combines two strong organizations, creating an environment in which our talented people can continue to grow and develop fulfilling careers.

“With the added strength and stability gained through this transaction,” Stuchbery added, “we will continue to focus on advancing our strategy and building on our strong market position as the Lloyd’s specialist insurer of choice in our areas of expertise.”

(1) British pound sterling converted to USD at June 30, 2011 exchange rate of 1.604.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward looking statements include statements about the expected benefits of such acquisition to both The Hanover and Chaucer, future expected accretion to earnings, the availability of products to The Hanover distribution channel and product and geographic mix changes. In addition, use of the words “would,” “expects,” “plan,” and similar expressions is intended to identify forward-looking statements.

Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by such statements. Any forward-looking statements are based on The Hanover’s and Chaucer’s current plans, estimates, forecasts, projections and expectations. The company cautions investors that forward-looking statements are not guarantees of future performance, and actual results could differ materially. Investors are directed to consider the risks and uncertainties in our business and in Chaucer’s business that may affect future performance and that are discussed in readily available documents, including, with respect to The Hanover, the company’s Annual Report to Shareholders on Form 10-K and other documents filed by The Hanover with the Securities and Exchange Commission, which are available at www.hanover.com under “Investors”, and with respect to Chaucer, the documents available at www.chaucerplc.com under “Financial Information” and the documents regarding Chaucer, which are available for public inspection via the UK National Storage Mechanism.

Risks and uncertainties relating to the acquisition include risks that the anticipated benefits of the transaction will not be realized; The Hanover will not be able to retain key personnel from Chaucer; unknown liabilities at the company or Chaucer; the uncertainties in estimating property and casualty losses and therefore the difficulty of ensuring adequacy of reserves for past periods; investment impairments; heightened competition (including rate pressure); adverse and evolving state, federal and, with respect to

Chaucer or the combined companies, foreign, legislation or regulation; adverse regulatory or litigation actions; exchange rate fluctuations, which could affect the reported results of the combined company, as measured in United States dollars; interest rate, credit market and other investment-related fluctuations; the impact on Chaucer of capital requirements under European Union Solvency II regulations; and general macro risks of the uncertain economic environment and various other factors.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made.

As a specialist Lloyd’s insurance group, Chaucer is subject to a number of specific risk factors and uncertainties, including without limitation: its reliance on insurance and reinsurance brokers and distribution channels to distribute and market its products; its exposure to currency risks and fluctuations since a significant proportion of Chaucer’s business is conducted in various currencies; its obligations to maintain funds at Lloyd’s to support its underwriting activities; its risk-based capital requirement being assessed periodically by Lloyd’s and being subject to variation; its reliance on ongoing approvals from Lloyd’s, the Financial Services Authority and other regulators to conduct its business; its obligations to contribute to the Lloyd’s New Central Fund and pay levies to Lloyd’s; its ongoing ability to benefit from the overall Lloyd’s credit rating; its ongoing ability to utilize Lloyd’s trading licenses in order to underwrite business outside the United Kingdom; its ongoing exposure to levies and charges in order to underwrite at Lloyd’s; and the requirement for it to maintain deposits in the United States for US site risks it underwrites.

About The Hanover

The Hanover Insurance Group, Inc. (NYSE: THG), based in Worcester, Mass., is the holding company for a group of insurers that includes The Hanover Insurance Company, also based in Worcester, Citizens Insurance Company of America, headquartered in Howell, Michigan and now Chaucer Holdings PLC, based in London, and their affiliates. The Hanover offers a wide range of property and casualty products and services to businesses, individuals, and families through a select group of agents and brokers. The company is ranked among the top 25 property and casualty insurers in the United States and has been meeting its obligations to its agent partners and their customers for nearly 160 years. Through Chaucer, the company also underwrites business at Lloyds in all major insurance and reinsurance classes, balancing global marine, energy, non-marine and aviation with U.K. motor and nuclear. For more information, please visit www.hanover.com.

Contacts:

Investors:

Oksana Lukasheva

(508) 855-2063

Email: olukasheva@hanover.com

Media:

Michael F. Buckley

(508) 855-3099

Email: mibuckley@hanover.com

Amy Banek

(508) 855-4486

Email: abanek@hanover.com

3